EX-99.(11)(a)

2005 Market Street Suite 2600 Philadelphia, PA 19103 T: 215.564.8000

October 30, 2026
Board of Trustees:
Franklin Fund Allocator Series
on behalf of the Franklin U.S. Core Equity (IU) Fund, Franklin Emerging Market Core Equity (IU) Fund and Franklin International Core Equity (IU) Fund
One Franklin Parkway
San Mateo, California 94403-1906

Franklin Templeton ETF Trust
on behalf of the Franklin U.S. Large Cap Multifactor Index ETF (to be renamed, Franklin Core U.S. Enhanced Equity ETF on or about  December 1, 2026), Franklin Core Emerging Market Enhanced Equity ETF and Franklin Core International Enhanced Equity ETF
One Franklin Parkway
San Mateo, California 94403-1906

Re:	Registration Statement on Form N‑14

Ladies and Gentlemen:

We have acted as counsel to the Franklin Templeton ETF Trust (the “Trust”), a Delaware statutory trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended.  The purpose of the Registration Statement is to register shares to be issued by the Trust, in connection with the acquisition of substantially all of the assets and liabilities of Franklin U.S. Core Equity (IU) Fund, Franklin Emerging Market Core Equity (IU) Fund and Franklin International Core Equity (IU) Fund, each a series of Franklin Fund Allocator Series (each an “Acquired Fund”), by and in exchange solely for full shares of beneficial interest, without par value (the “Shares”), of the Franklin U.S.  Large Cap Multifactor Index ETF (to be renamed, Franklin Core U.S. Enhanced Equity ETF on or about  December 1, 2026), Franklin Core Emerging Market Enhanced Equity ETF and Franklin Core International Enhanced Equity ETF, each a series of the Trust (each an “Acquiring ETF”), and cash in lieu of fractional shares, if any (the “Transaction”).

We have reviewed the Trust’s Agreement and Declaration of Trust (“Declaration of Trust”) and By-Laws (“By-Laws”), resolutions adopted by the Trust’s Board of Trustees in connection with the Transaction, the form of Agreement and Plan of Reorganization for the Transaction, which was approved by the Trust’s Board of Trustees (the “Plan”), and such other legal and factual matters as we have deemed appropriate.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act, as amended, governing the issuance of shares of the Trust, and does not extend to the securities or “blue sky” laws of the State of Delaware or other states.

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Franklin Fund Allocator Series
on behalf of the Franklin U.S. Core Equity (IU) Fund, Franklin Emerging Market Core Equity (IU) Fund and Franklin International Core Equity (IU) Fund
One Franklin Parkway
San Mateo, California 94403-1906

Franklin Templeton ETF Trust
on behalf of the Franklin U.S.  Large Cap Multifactor Index ETF (to be renamed, Franklin Core U.S. Enhanced Equity ETF on or about  December 1, 2026), Franklin Core Emerging Market Enhanced Equity ETF and Franklin Core International Enhanced Equity ETF
One Franklin Parkway
San Mateo, California 94403-1906

October 30, 2026

We have assumed the following for purposes of this opinion that the Shares will be issued against payment therefor as described in the Consent Solicitation Statement/Prospectus and the Statement of Additional Information relating thereto included in the Registration Statement and the Plan, and that such payment will have been at least equal to the net asset value of such Shares.
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On the basis of, and subject to the foregoing, we are of the opinion that the shares of each Acquiring ETF to be issued to the corresponding Acquired Fund shareholders as provided in the Registration Statement and the Plan are duly authorized, and when issued and paid for upon the terms provided in the Registration Statement and the Plan will be validly issued, fully paid, and non-assessable by the Trust.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP
STRADLEY RONON STEVENS & YOUNG, LLP